Exhibit 8.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.

R. Scott Van Vooren

Richard A. Davidson

Michael P. Byrne

Edmund H. Carroll

Theodore F. Olt III

Judith L. Herrmann

Robert B. McMonagle

Joseph C. Judge

Jason J. O’Rourke

Troy A. Howell

Mikkie R. Schiltz

Diane E. Puthoff

Wendy S. Meyer

Ian J. Russell

Benjamin J. Patterson

Douglas R. Lindstrom, Jr.

Abbey C. Furlong

Samuel J. Skorepa

Kurt P. Spurgeon

Joshua J. McIntyre

Brett R. Marshall

Kyle R. Day

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

July 22, 2020

Timothy B. Gulbranson

Alexander C. Barnett

Eric M. Hartmann

Maegan M. Gorham

Courtney M. Brokloff

Grace E. Mangieri

Spencer M. Willems*

Registered Patent Attorney

Kathryn E. Cox*

Of Counsel

Thomas N. Kamp*

C. Dana Waterman III*

James A. Mezvinsky*

David A. Dettmann*

Terry M. Giebelstein

Diane M. Reinsch

Jeffrey B. Lang

Courtney M. Kay-Decker

Admitted in Iowa and Illinois

*Only Admitted in Iowa

Illinois Office

3551 7th Street, Suite 110

Moline, IL 61265

JOHN DEERE CAPITAL CORPORATION 10587 Double R. Blvd., Suite 100 Reno, NV 89521 Attention: Manager	JOHN DEERE RECEIVABLES LLC 10587 Double R. Blvd., Suite 100 Reno, NV 89521 Attention: Manager

WELLS FARGO DELAWARE TRUST COMPANY, N.A. 919 North Market Street, Suite 1600 Wilmington, DE 19801	U.S. BANK NATIONAL ASSOCIATION 190 South LaSalle Street, 7th Floor Mail Code MK-IL-SL7R Chicago, IL 60603 Attention: Corporate Trust Administration

RBC CAPITAL MARKETS, LLC 200 Vesey Street New York, NY 10018	BARCLAYS CAPITAL INC. 745 Seventh Avenue New York, NY 10019

MUFG SECURITIES AMERICAS INC. 1221 Avenue of the Americas, 6th Floor New York, NY 10020	TD SECURITIES (USA) LLC 31 West 52nd Street New York, NY 10019

CITIGROUP GLOBAL MARKETS INC. 388 Greenwich Street New York, NY 10013	HSBC SECURITIES (USA) INC. 452 Fifth Avenue New York, NY 10018

RE:	REGISTRATION STATEMENT ON FORM SF-3

REGISTER JOHN DEERE OWNER TRUST 2020-B

(the “Registration Statement”)

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

July 22, 2020

Ladies and Gentlemen:

We have acted as special Iowa tax counsel for John Deere Owner Trust 2020-B (the “Trust”) and John Deere Receivables LLC, a Nevada limited liability company (“JDRL”), in connection with the Registration Statement on Form SF-3, as amended (the “Registration Statement”), filed by JDRL on behalf of the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the issuance by the Trust of Asset Backed Notes (the “Notes”) and Asset Backed Certificates (the “Certificates”). The Notes are to be issued pursuant to an Indenture dated as of July 22, 2020, between the Trust and U.S. Bank National Association, a national banking association (“Indenture Trustee”), substantially in the form of Exhibits “D”, “E”, “F” and “G” thereto. The Certificates are to be issued substantially in the form of Exhibit “A” to the Trust Agreement dated July 21, 2020, between Wells Fargo Delaware Trust Company, N.A., as Owner Trustee, and JDRL, as Depositor. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement dated July 14, 2020 among JDRL, John Deere Capital Corporation, and Barclays Capital Inc. (“Barclays”); TD Securities (USA) LLC (“TD”); MUFG Securities Americas Inc. (“MUFG”); and RBC Capital Markets, LLC (“RBC”), on their own behalf and with respect to Barclays, TD, MUFG and RBC, as representatives of the underwriters named therein.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus included in the Registration Statement; (iii) the Preliminary Prospectus included in the Registration Statement; (iv) the Indenture; (v) the Trust Agreement; (vi) the Sale and Servicing Agreement; (vii) the Administration Agreement; (viii) the Asset Representations Review Agreement; and (ix) the Purchase Agreement (collectively the “Documents”). As to any facts material to the opinion expressed herein, we have relied solely upon the factual matters contained in the representations and statements made in the Documents and we have not independently established or verified their accuracy. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed the due execution and delivery pursuant to due authorization by each of the entities party to the Documents.

We are members of the Bar of the State of Iowa, and we express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Iowa.

JOHN DEERE CAPITAL CORPORATION

JOHN DEERE RECEIVABLES LLC

WELLS FARGO DELAWARE TRUST COMPANY, N.A.

U.S. BANK NATIONAL ASSOCIATION

RBC CAPITAL MARKETS, LLC

BARCLAYS CAPITAL INC.

MUFG SECURITIES AMERICAS INC.

TD SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

HSBC SECURITIES (USA) INC.

July 22, 2020

We hereby confirm that the statements set forth in the Preliminary Prospectus and the Prospectus forming a part of the Registration Statement under the caption “CERTAIN IOWA TAX CONSIDERATIONS” accurately describe the material Iowa income tax consequences to holders of the offered Notes and the Certificates.

We know that we are referred to under the headings “CERTAIN IOWA TAX CONSIDERATIONS” and “LEGAL OPINIONS” in the Preliminary Prospectus and the Prospectus and we hereby consent to the use of our name therein.

Very truly yours,

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP